GUARANTY

GUARANTY (the “Guaranty”), dated as of September 26, 2007, by Duska Scientific Co., a Delaware corporation with an address of Duska Therapeutics, Inc., Two Bala Plaza, Suite 300, Bala Cynwyd, PA (the “Guarantor”), in favor of the Purchasers identified in the Purchase Agreement (as defined below) (collectively, “Secured Parties”).

WHEREAS, the Guarantor is a subsidiary or affiliate of Duska Therapeutics, Inc. (the “Borrower”); and

WHEREAS, in accordance with a certain senior secured convertible note, dated as of the date hereof (the “Notes”), executed by the Borrower, and certain related agreements between the Borrower and the Secured Parties (collectively, as amended, restated, or extended from time to time, the “Loan Documents”), the Secured Parties have agreed to loan to the Borrower up to Six Million Five Hundred Thousand Dollars ($6,500,000) (the “Loan”); and

WHEREAS, the Secured Parties’ willingness to extend the loan is conditioned upon the Guarantor executing and delivering this Guaranty; and

WHEREAS, the aforesaid Loan will be beneficial to the Guarantor inasmuch as the proceeds of the Loan to the Borrower will indirectly benefit the Guarantor;

NOW, THEREFORE, in order to induce the Secured Parties to make the Loan to the Borrower pursuant to the Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

1.  Guaranty of Payment and Performance. The Guarantor hereby guarantees to the Secured Parties the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired (whether by way of discount, letter of credit, lease, loan, overdraft or otherwise), including without limitation all obligations under the Note (collectively, the “Obligations”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Secured Parties first attempt to collect any of the Obligations from the Borrower or resort to any security or other means of obtaining their payment. Should the Borrower default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Secured Parties, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Secured Parties on any number of occasions.

2.  Guarantor’s Agreement to Pay. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Secured Parties, on demand, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Secured Parties in connection with enforcement of this Guaranty, together with interest on amounts recoverable under this Guaranty from the time such amounts become due under this Guaranty until payment, at the rate per annum equal to the default rate set forth in the Note; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

3. Unlimited Guaranty. The liability of the Guarantor hereunder shall be unlimited to the extent of the Obligations and the other obligations of the Guarantor hereunder (including, without limitation, under Section 2 above).

4. Waivers by Guarantor; Secured Party’s Freedom to Act. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available to Borrower by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower; (ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation (provided, that, the obligations of the Guarantor hereunder shall be appropriately modified to reflect any amendment or modification of the Obligations); (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights any Secured Party may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights a Secured Party might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of any other guarantor, all of which may be done without notice to the Guarantor.

5. Unenforceability of Obligations Against Borrower. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

6. Subrogation; Subordination. Until the payment and performance in full of all Obligations, the Guarantor shall not exercise any rights against the Borrower arising as a result of payment by any Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with any Secured Party or its affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against the Borrower in respect of any liability of the Guarantor to the Borrower; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by any Secured Party. The payment of any amounts due with respect to any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, after the expiration of any applicable cure period, it will not demand, sue for or otherwise attempt to collect after such time any such indebtedness of the Borrower to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Secured Parties and be paid over to the Secured Parties on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

7. Further Assurances. The Guarantor agrees to do all such things and execute all such documents, as a Secured Party may consider reasonably necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of a Secured Party hereunder.

8. Termination; Reinstatement. This Guaranty shall remain in full force and effect until the earlier of: (i) the Obligations are paid in full or otherwise satisfied (including by the conversion in full of the Notes) (other than contingent indemnity obligations), and not subject to any recapture or preference in bankruptcy or similar proceedings, and the Secured Parties have no further commitment to extent credit to the Borrower or (ii) the Secured Parties are given written notice of the Guarantor’s intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice under (ii) above shall be effective against a Secured Party unless received and acknowledged by an officer of a Secured Party at its head office. Without limiting the generality of the foregoing sentence, the Guarantor will be released from all liability hereunder concurrently with either the repayment of in full of all amounts owed under the Notes or the conversion in full of the Notes. No notice under (ii) above shall affect any rights of a Secured Party or of any affiliate hereunder with respect to any Obligations incurred prior to such notice. This Guaranty shall continue to be effective or be reinstated, notwithstanding any notice or termination, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by a Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.

9. Successors and Assigns. This Guaranty shall be jointly and severally binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Secured Parties may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Secured Parties herein.

10. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Secured Parties holding a majority of the principal amount of the Notes. No failure on the part of a Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

11. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class mail postage prepaid or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantor, at the address set forth above, and if to a Secured Party, at the address set forth in the Purchase Agreement (as defined in the Note).

12. Governing Law; Consent to Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflicts of laws provisions. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified in Section 11 hereof. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court. Any enforcement action relating to this Guarantee may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

13. WAIVER OF JURY TRIAL. THE GUARANTOR AND, BY THEIR ACCEPTANCE OF THIS GUARANTY, EACH SECURED PARTY, HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF: (A) THIS GUARANTY OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION WITH THE OBLIGATIONS; (B) THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; OR (C) ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING BETWEEN THE GUARANTOR AND ANY SECURED PARTY.

14. Certain References. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, persons, entity or entities may require. The terms “herein”, “hereof” or “hereunder” or similar terms used in this Guaranty refer to this entire Guaranty and not only to the particular provision in which the term is used.

15. Miscellaneous. This Guaranty, together with the Security Agreement, delivered by the Guarantor as of the date hereof to the Secured Parties, constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural, masculine, feminine and generic forms of the terms defined.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date appearing in the introductory paragraph of this Guaranty.

DUSKA SCIENTIFIC CO.

By:	/s/ Amir Pelleg
Name: Amir Pelleg Title: President